AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT made and entered into as of March 16, 2018 (the "Amendment No. 3") to that EMPLOYMENT AGREEMENT made and entered into as of December 13, 2013 (the "Employment Agreement"), by and between FTI Consulting, Inc., a Maryland corporation (the "Company'), and Steven H. Gunby (the "Executive," and together with the Company, the "Parties"), as amended by Amendment No. 1 to the Employment Agreement dated as of December 2, 2016 ("Amendment No. 1") and Amendment No. 2 to the Agreement dated as of March 21, 2017 ("Amendment No. 2," and together with the Employment Agreement and Amendment No. 1, the "Agreement").

WITNESSETH:

WHEREAS, the Parties desire to amend certain terms of the Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment No. 3 and in the Agreement, the Parties mutually agree as follows:

1. Section 5 Annual Incentive Pay. Section 5 of the Agreement is hereby amended and restated to read in its entirety as follows:

> "5. Annual Incentive Bonus. With respect to each fiscal year during the Employment Term, Executive will be entitled to participate in the Company's Incentive Compensation Plan (or any successor thereto). Executive will be eligible to receive a bonus each year in such amount, if any, as determined by the Committee in accordance with the terms of the Company's Incentive Compensation Plan (or any successor thereto) provided that, subject to the achievement of the applicable objective and subjective performance goals established by the Committee after consultation with Executive, Executive's threshold bonus opportunity shall be not less than 75% and not more than 100% of Base Salary, target bonus opportunity shall be not less than 150% and not more than 200% of Base Salary (the "Target Bonus") and maximum bonus opportunity shall be not less than 225% and not more than 300% of Base Salary. Other than as set forth in SECTION 11, Executive must be employed on the bonus payment date to earn any such bonus. To the extent consistent with the form of bonus payments made to other senior executives of the Company, Executive's annual bonus, if any, may be paid by paying two-thirds in cash and one-third in the form of time-vesting restricted stock. For the 2014 fiscal year, (i) Executive's minimum bonus shall equal at least 100% of Base Salary and (ii) Executive's 2014 bonus (including the minimum 2014 bonus described in the preceding clause) shall be prorated to reflect Executive's employment in 2014 from the Start Date."

2. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

3. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

{Signature Page Follows}

IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

FTI CONSULTING, INC.

Date: 3/16/2018

By: [signature]
Name: Curtis P. Lu
Title: General Counsel

Date: 3/15/18

By: [signature]
Steven H. Gunby